Filed pursuant to Rule 424(b)(3)
Under the Securities Act of 1933, as amended
(Registration Statement 333-146060)

PROSPECTUS SUPPLEMENT NO. 4
(to Prospectus dated November 7, 2007)

ATLAS TECHNOLOGY GROUP, INC.

4,423,660 SHARES OF COMMON STOCK

This Prospectus Supplement No. 4 supplements and amends the prospectus dated November 7, 2007 (the “Prospectus”) relating to the offer and sale of up to 4,423,660 shares of our common stock which may be offered from time to time by the selling stockholders identified in the Prospectus for their own accounts. This Prospectus Supplement is not complete without, and may not be delivered or used except in connection with the original Prospectus.

This Prospectus Supplement No. 4 includes the attached Form 10-QSB of Atlas Technology Group, Inc. dated August 19, 2008, as filed by us with the Securities and Exchange Commission.

This Prospectus Supplement No. 4 modifies and supersedes, in part, the information in the Prospectus. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this Prospectus Supplement No. 4. We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

Investing in our common stock involves risk. See “Risk Factors” beginning on page 6 in the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this Prospectus Supplement No. 4 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 4 is August 19, 2008.

UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, DC 20549

FORM 10-QSB

(Mark one)

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2008

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from __________ to __________

ATLAS TECHNOLOGY GROUP, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware	94-3370795
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2001 152nd AVENUE NE REDMOND, WASHINGTON 98052
(Address of Principal Executive Offices)

(425) 458-2360
(Issuer’s Telephone Number, Including Area Code)

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes ☒ No ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of the close of business on Aug 18, 2008, there were 39,542,520 shares outstanding of the issuer’s common stock, par value $0.0004 per share.

Transitional Small Business Disclosure Format: Yes ☐ No ☒

ATLAS TECHNOLOGY GROUP, INC.
FORM 10-QSB FOR THE QUARTER ENDED JUNE 30, 2008

PART I - FINANCIAL INFORMATION
Item 1. Financial Statements.

ATLAS TECHNOLOGY GROUP, INC.
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2008

	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$86,272	$25,724
Cash Escrow Deposit	—	4,011,107
Accounts receivable	112,901	64,387
VAT receivable	16,950	13,345
Prepaids and deposits	19,125	18,636
Total Current Assets	235,248	4,133,199

OTHER ASSETS
Equipment and furniture, net	152,574	168,024
Software development, net	575,044	647,782
IT technology, net	990,648	1,216,827
Customer lists and Trademarks, net	325,096	414,388
Total Other Assets	2,043,362	2,447,021

TOTAL ASSETS	$2,278,610	$6,580,220

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Bank Overdrafts	$—	$47,896
Accounts payable	533,846	972,977
Accrued expenses	189.573	341,304
Income taxes payable	2,393	2,292
Loans payable, related parties	134,723	241,481
Loans payable	—	132,000
WCoF loan of $3,500,000 and $5,000,000 net of discount of $1,487,500 and $2,975,000, respectively	2,012,500	2,025,000
Total Current Liabilities	2,873,035	3,762,950

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY (DEFICIT)
Redeemable convertible preferred stock: 10,000,000 authorized - None issued	—	—
Common stock, $0.0004 par value; 200,000,000 shares authorized 39,552,520 and 39,513,949 shares issued and outstanding, respectively	15,812	15,797
Additional paid-in capital	20,935,130	20,905,146
Accumulated (Deficit)	(21,542,586)	(17,857,014)
Other comprehensive income (loss)	(2,781)	(246,659)
Total Stockholders’ Equity (Deficit)	(594,425)	2,817,270
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$2,278,610	$6,580,220

The accompanying notes are an integral part of these consolidated interim financial statements.

ATLAS TECHNOLOGY GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Six Months Ended June 30,		Three Months Ended June 30,
	2008	2007	2008	2007

REVENUES	$396,883	$281,716	$257,073	$175,903

COST OF SALES	479,035	193,691	261,977	109,980

GROSS PROFIT (LOSS)	(82,152)	88,025	4,904	65,923

OPERATING EXPENSES
IT software support overheads	455,202	642,336	235,108	406,959
Sales and marketing	256,275	131,931	123,879	65,616
Depreciation and amortization	426,487	134,478	234,913	111,956
General and administrative	677,012	577,856	363,777	266,877
	1,814,976	1,486,601	957,677	851,408

INCOME (LOSS) FROM OPERATIONS	(1,897,128)	(1,398,576)	(962,581)	(785,485)

Interest income	560	2,066	120	2,022
Interest expense	(101,448)	(30,862)	(50,966)	(19,569)
Other financing charges	(1,687,500)	(1,415,181)	(763,750)	(1,415,181)
	(1,788,388)	(1,443,977)	(814,596)	(1,432,728)

INCOME (LOSS) BEFORE INCOME TAXES	(3,685,516)	(2,842,553)	(1,777,177)	(2,218,213)

INCOME TAXES	(56)	(25)	(31)	(8)
NET INCOME (LOSS) AFTER TAXES from continuing operations	(3,685,572)	(2,842,578)	(1,777,208)	(2,218,221)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign Exchange translation gains (losses)	243,878	(146,074)	262,892	$12,375
COMPREHENSIVE INCOME (LOSS)	$(3,441,694)	$(2,988,652)	$(1,514,316)	$(2,205,846)

EARNINGS (LOSS) PER COMMON SHARE, BASIC AND DILUTED
Continuing Operations	$(0.09)	$(0.11)	$(0.04)	$(0.08)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	39,526,806	27,175,972	39,539,663	27,886,805

The accompanying notes are an integral part of these consolidated interim financial statements.

ATLAS TECHNOLOGY GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six Months Ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss)	(3,685,572)	(2,842,578)
Adjustments to reconcile net loss to net cash (used) by operating activities:
Non-cash financing charges associated with issue of stock and warrants	1,507,500	1,415,181
Depreciation and amortization	426,487	134,478
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(48,514)	(73,639)
(Increase) decrease in VAT receivable	(3,605)	16,349
(Increase) decrease in prepaid expenses	(489)	(18,405)
Increase (decrease) in bank overdrafts	(47,896)	—
Increase (decrease) in accounts payable	(439,131)	111,281
Increase (decrease) in accrued expenses	(151,731)	229,153
Increase (decrease) in taxes payable	101	(3,149)
Total adjustments	1,242,722	1,811,249
Net cash provided (used) by operating activities	(2,442,850)	(1,031,329)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired in acquisition of assets	—	414
Purchase of furniture and equipment	(22,829)	(20,723)
Software development costs	—	(193,676)
Net cash provided (used) by investing activities	(22,829)	(213,985)

CASH FLOWS FROM FINANCING ACTIVITIES
Term loan	—	2,500,000
(Deposit) Drawdown of restricted cash escrow	4,011,107	(1,500,000)
(Repay) term loan	(1,500,000)	—
(Repay) related party loans	(106,758)	(5,463)
(Repay) note payable	(132,000)	—
Net proceeds from issue of shares and application monies received	10,000	768,750
Net cash provided (used) by financing activities	2,282,349	1,763,287

NET INCREASE (DECREASE) IN CASH	(183,330)	517,973
Gain (Loss) on foreign exchange	243,878	(67,494)
CASH, BEGINNING OF PERIOD	25,724	130,991

CASH, END OF PERIOD	86,272	$581,470

SUPPLEMENTAL CASH FLOW INFORMATION:

	June 30, 2008	June 30, 2007

Interest paid	$442	$2,453
Income taxes paid	$101	$3,897
NON-CASH TRANSACTIONS:
Acquisition of IT Technology	$—	$505,121
Acquisition of customer list and trademarks	$—	$555,312

The accompanying notes are an integral part of these consolidated interim financial statements.

ATLAS TECHNOLOGY GROUP, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2008

NOTE A — PRINCIPLES OF PRESENTATION AND NATURE OF BUSINESS

These financial statements are presented on a consolidated basis and include Atlas Technology Group Inc (formerly Tribeworks Inc) and its wholly owned subsidiaries, Atlas Technology Group Holdings Limited, a Malta corporation; Atlas Technology Group Limited, a Malta corporation; Atlas Technology Group (NZ) Limited, a New Zealand corporation; Atlas Technology Group (US), Inc., a Delaware corporation; Atlas Technology Group Consulting Inc., a Delaware corporation; and BLive Networks, Inc. (formerly Infobuild Systems (Canada), Inc.), a British Columbia, Canada corporation, which has been consolidated into these financial statements from January 26, 2007, collectively the “Company” or “AtlasTG”.

All material intercompany transactions have been eliminated.

The Company acquired Atlas Technology Group Holdings Ltd, a Malta Corporation that was established in September 2004, to provide external Information Technology (“IT”) application support services for organizations with IT functions, as a wholly owned subsidiary on January 20, 2006. At the annual general meeting of the Company on July 12, 2007, the name of the Company was changed from Tribeworks, Inc. to Atlas Technology Group, Inc. We are currently a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and our common stock (“Common Stock”) is quoted on the OTC Bulletin Board under the symbol ATYG.OB.

On January 26, 2007, the Company acquired all of the assets and customers of BLive Networks, Inc., further expanding the Company’s capability of delivering high quality outsourced support into the annual IT Support market. Prior to our acquisition, BLive Networks Inc had developed and operated interactive support tools for companies providing IT support worldwide. Utilizing proprietary technology, BLive’s systems are used by companies for remote technical support and sales, both externally, and for internal corporate ‘Helpdesk’ support departments. This technology enables service providers to deliver faster response times and a personal connection with users and is complimentary to the tools developed by the Company and is generating revenue.

Following the acquisition of Atlas Technology Group Holdings Ltd. on January 20, 2006, the services performed by the Company have been considered our new operating business. The services previously offered by the Company that were transferred into the Tribeworks Development Corporation (“TDC”) were sold on September 14, 2006.

The accompanying unaudited financial statements of AtlasTG have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements, although the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments necessary for a fair presentation of the Company’s financial position at June 30, 2008 and December 31, 2007, and its results of operations for the six months ended June 30, 2008 and 2007, the three months ended June 30, 2008 and 2007, and the operations and cash flows for the six months ended June 30, 2008 and 2007 have been made. However, operating results for the interim periods noted are not necessarily indicative of the results that may be expected for the year ending December 31, 2008. This report should be read in conjunction with the Company’s financial statements and notes thereto contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

NOTE B —SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the consolidated financial statements in the period they are determined.

Foreign Currency Translation

The Company reports in United States Dollars (“USD”) but through its subsidiaries does business in the USA, Malta, and New Zealand. BLive does business both in U.S. and Canadian dollars, but primarily in USD. The Company seeks to borrow in USD to match with the reporting currency, but business units outside of the United States receive some revenue and incur expenses and credit in foreign currencies. Transactions denominated in foreign currencies are translated at the rates of exchange ruling on the dates of the transactions. Monetary assets and liabilities expressed in foreign currencies are translated at the rates of exchange prevailing at the end-of-period exchange rates and the translation differences are reported as other comprehensive income.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. The Company reported net operating losses in both calendar years 2006 and 2007 of $1,780,896 and $3,190,059, respectively. The Company has reported a further operating loss of $1,897,128 for the six months ended June 30, 2008, and an accumulated deficit of $21,542,586.

The recoverability of the recorded assets and satisfaction of the liabilities reflected in the accompanying balance sheets is dependent upon continued operation of the Company, which is in turn dependent upon the Company’s ability to succeed in its future operations. There can be no assurance that management will be successful in implementing its plans. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Concentration of Credit Risk

AtlasTG and each subsidiary maintain cash in both local currency and USD commercial bank accounts with major reputable financial institutions. The financial institutions are considered creditworthy and have not experienced any losses on their deposits at June 30, 2008. At June 30, 2008, the cash balances held with Wells Fargo by the Company in the United States were within the limits of the guarantees of the Federal Deposit Insurance Corporation (FDIC). In addition, funds were held in accounts with HSBC in Malta and New Zealand, countries not covered by FDIC.

Net Earnings (Loss) Per Share of Common Stock

Basic earnings per share (“EPS”) is computed based on net income (loss) divided by the weighted average number of shares of Common Stock outstanding. Diluted EPS is computed based on net income (loss) divided by the weighted average number of shares of common stock and potential common stock equivalents outstanding. Outstanding options and warrants have been excluded from the calculation of diluted loss per share as they would have been antidilutive. Accordingly the basic and diluted loss per share is the same.

Intangible Assets

Software Development Costs

From January 1, 2006, the Board of Directors has adopted Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” (“SFAS 86”) the Company has capitalized certain development costs that meet the requirements of SFAS 86.

As a result of the adoption of SFAS 86 a total of $748,164 of software development costs have been capitalized. These capitalized costs are now being amortized over three years and this amortization is being included along with normal depreciation of fixed assets in the Consolidated Statement of Operations and Comprehensive Loss.

IT Technology

As part of the acquisition of Atlas Technology Group Holdings Ltd, the Company acquired various software that had been developed at the date of acquisition. This software was valued at $835,192 and treated as IT Technology and is now being amortized over three years. In addition with the acquisition of BLive, the Company acquired IT Technology valued at $505,121. As BLive had already commercialized their IT technology and is generating revenue, the IT Technology acquired from BLive is also being amortized over three years. This amortization is being included along with normal depreciation of fixed assets in the Consolidated Statement of Operations and Comprehensive Loss.

Customer List and Trademarks

As part of the acquisition of BLive, the Company acquired 700 customers and various trademarks and has valued this customer list and trademarks by way of the value of the future revenue these customers can generate over three years with an allowance for their diminishing value. As BLive had already commercialized its technology and is generating revenue, the customer list and trademarks acquired from BLive are being amortized over three years and this amortization is being included along with normal depreciation of fixed assets in the Consolidated Statement of Operations and Comprehensive Loss.

The Company’s intangible assets are summarized as follows:

	June 30, 2008	December 31, 2007
Software Development	748,164	748,164
IT Technology Acquired	1,340,313	1,340,313
Customer List and Trademarks	555,312	555,312
Less: Accumulated Amortization	(753,001)	(364,792)
	$1,890,788	$2,278,997

Stock-Based Awards

The Company did not grant any options to purchase shares of the Company’s Common Stock during the three months ended June 30, 2008, or during the same period in 2007.

NOTE C — LOANS, ADVANCES AND NOTES PAYABLE

During the six months ended June 30, 2008, the Company repaid $132,000 of the original note associated with the plan of reorganization of March 2005 that included the transfer of most assets and liabilities to the Company’s operating subsidiary, TDC.

Also during six months ended June 30, 2008, a loan denominated in Euro originally for the equivalent of US$100,000 was repaid. The loans payable of $134,723 comprises advances from a stockholder and has no fixed repayment dates, but are considered to be of a short-term nature.

In June 2007, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with West Coast Opportunity Fund, LLC, a Delaware limited liability company (“WCOF”). Pursuant to the terms of the Securities Purchase Agreement, a subsidiary of the Company, issued to WCOF two senior secured non-convertible promissory notes totaling $5,000,000 with $4,000,000 placed in escrow with Wells Fargo Bank, N.A. until the Company or any of its subsidiaries enters into contracts with certain entities.

On December 31, 2007, the Company entered into a Note Amendment and Securities Purchase Agreement (the “WCOF Amendment Agreement”) with WCOF. The WCOF Amendment Agreement amends the earlier Securities Purchase Agreement of June 15, 2007, under which our wholly-owned subsidiary, Atlas Technology Group (US) Inc (“ATG US”) issued to the Buyer two senior secured promissory notes, each in the principal amount of $2,500,000.00, dated June 15, 2007 and July 11, 2007 (each, a “Promissory Note,” and together, the “Promissory Notes”); 6,500,000 shares of the Company’s Common Stock and 6,500,000 warrants to purchase Common Stock, exercisable for a period of five years from the date of issuance at an initial exercise price of $2.60 per share. Pursuant to the WCOF Amendment Agreement, the WCOF agreed to cancel and return the Warrants to the Company, in consideration for which the Company has agreed to: (i) enter into the WCOF Amendment Agreement, amending the earlier agreement; (ii) amend the Promissory Note dated June 15, 2007, to extend the maturity date from November 30, 2008 to December 31, 2008 and increase the interest rate on this Promissory Note from 5% to 7.5% per annum; (iii) amend and restate the Promissory Note dated July 11, 2007; and (iv) issue a yield enhancement consisting of 3,500,000 shares (the “Yield Enhancement Shares”) of Common Stock. As a result of issuing the Yield Enhancement Shares, the Company recorded a discount on debt of $2,975,000 at December 31, 2007 and has amortized to financing charges $1,487,500 at June 30, 2008. As a result of the WCOF Amendment Agreement, the $4 million Escrow Deposit was released on January 3, 2008 and $1,500,000 was used to reduce the amended June 15, 2007 note. The balance now repayable on December 31, 2008 is $3,500,000.

NOTE C — LOANS, ADVANCES AND NOTES PAYABLE (Continued)

Subject to certain grace periods, the Promissory Notes provide the following events of default (among others):

•	Failure of the Company to pay principal and interest when due;

•	Any form of bankruptcy or insolvency proceeding is instituted by or against the Company or any of its subsidiaries that is not withdrawn within 90 days;

•	A breach by the Company or Atlas US of any material representation or warranty made in the Securities Purchase Agreement;

•	An uncured breach by the Company or Atlas US of any material covenant, term, or condition in the Securities Purchase Agreement or the Promissory Notes; and

•	Any event of default set forth in the Security Agreement.

Subject to certain grace periods, the Security Agreement provides the following events of default (among others):

•	Any event of default set forth in the Promissory Notes;

•	A breach by the Company, or any of its subsidiaries, of any material representation or warranty made in the Security Agreement; and

•	Failure of the Company, or any of its subsidiaries, to observe or perform any of its obligations under the Security Agreement.

Upon the occurrence of an event of default, the payment of the principal amounts under the Promissory Notes may be accelerated and the interest rate applicable to the principal amounts is increased to 7.5% per annum during the period the default exists.

Members of the Company’s management team and certain of its stockholders executed a lock-up agreement with WCOF that prohibits them from selling any of their holdings of Common Stock until 90 days following the repayment of the Promissory Notes.

The Company paid its placement agent, Equity Source Partners, LLC (“ESP”), a NASD member investment firm, cash commissions of $80,000 on the closing date for the initial Promissory Note and issued a 5-year warrant to purchase 30,769 shares of common stock of the Company on equal terms to the warrants issued to WCOF. Atlas US also agreed to pay the legal fees of counsel to WCOF in an amount not to exceed $15,000. The Company has also reimbursed ESP for its reasonable expenses incurred in connection with the WCOF financing transaction. With renegotiation of the WCOF Agreement, ESP became eligible to receive further fees of $200,000 (which they agreed to take in cash of $180,000) paid during the quarter ended March 31, 2008, and during the six months ended June 30, 2008 28,571 shares of Common Stock in the Company and a 3-year warrant to purchase 280,000 shares of Common Stock at a strike price of $0.70 per share in settlement of the balance.

NOTE D — FAIR VALUE OF FINANCIAL INSTRUMENTS

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of SFAS 157 were adopted January 1, 2008.

SFAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under SFAS 157 are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities;
Level 2 - Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and
Level 3 - Prices or valuation techniques that require inputs that are both significant to fair value measurement and unobservable (supported by little or no market activity).

The Company’s cash instruments are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices.

NOTE E — COMMON STOCK AND WARRANT ISSUANCES

During the quarter ended June 30, 2008, the Company issued 38,571 fully paid shares of Common Stock. 10,000 shares of Common Stock were issued at $1.00 per share on the exercise of a warrant for 10,000 shares, and the other 28,571 shares were issued at a price of $0.70 per share for advisory fees due to ESP – see Note C above.

A 3-year warrant to purchase 280,000 shares of Common Stock at a strike price of $0.70 per share was issued during the quarter ended June 30, 2008 and 635,500 warrants expired during the quarter ended June 30, 2008.

As of June 30, 2008, the total number of shares of Common Stock issued and outstanding was 39,552,520.

The Company also entered into a registration rights agreement with WCOF (the “Registration Rights Agreement”) requiring the Company to register the resale of the shares of Common Stock and the resale of the shares underlying the warrants (the “Registrable Securities”) issued to WCOF under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the Registration Rights Agreement, the Company is required to register the Registrable Securities with the SEC. The Registration Statement covering a portion of WCOF’s registrable securities has been filed with the SEC and was declared effective on November 7, 2007, and it is anticipated that further registration statements covering the resale of additional shares will be filed during 2008.

NOTE F _ SUBSEQUENT EVENTS

Resignation of Our Chief Executive Officer

On July 21, 2008, Mr. Peter B. Jacobson resigned his position as our Chief Executive Officer. There were no disagreements on any matter related to our operations, policies, or practices. Mr. Jacobson continues to serve as a member of our board of directors.

Appointment of a New Chief Executive Officer

Effective as of July 21, 2008, our board of directors appointed Ralph B. Muse, 63, to serve as our interim Chief Executive Officer. In connection with this appointment and on July 14, 2008, Mr. Muse entered into a Consulting Agreement (the “Consulting Agreement”) by and between our Company and Muse Consulting covering the terms of Mr. Muse’s consulting arrangement. The Consulting Agreement sets forth the terms and provisions of Mr. Muse’s independent contractor relationship with our Company. Pursuant to the Consulting Agreement, the term of Mr. Muse’s consulting as interim Chief Executive Officer will continue until a permanent Chief Executive Officer is hired. Mr. Muse will receive an immediate fee of $5,000 per week with a deferred fee of an additional $3,000 per week, which payment shall be deferred until after the interim assignment has been completed.  Our Company will also issue warrants to purchase up to 2,000,000 shares of our common stock at an exercise price of $0.30 per share. Of the 2,000,000 warrants, 750,000 shall vest upon the successful raising of additional equity or debt in an mount no less than $5,000,000; 500,000 shall vest upon the our Company achieving a revenue run rate of at least $4,000,000 per year; 500,000 shall vest once our Company first reports earnings before interest, taxes, depreciation and amortization of at least $0.05 per issued and outstanding shares of common stock for the preceding quarter; and the remaining 250,000 shall vest upon our Company hiring a permanent Chief Executive Officer to replace Mr. Muse. In the event the above-discussed milestones are not achieved within six months of the end of Mr. Muse’s service as our interim Chief Executive Officer, the warrants shall expire. Our Company will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefits. However, our Company will reimburse Mr. Muse’s reasonable and documented “out-of-pocket” expenses.

Item 2. Management’s Discussion and Analysis or Plan of Operation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, the following discussion contains statements that plan for or anticipate the future. These forward-looking statements include statements about our future business plans and strategies, future actions, future performance, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, objectives of management, and other such matters, as well as certain projections and business trends, and most other statements that are not historical in nature, that are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Forward-looking information may be included in this Quarterly Report or may be incorporated by reference from other documents we have filed with the Securities and Exchange Commission (the “SEC”). You can identify these forward-looking statements by the use of words like “may,” “will,” “could,” “should,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” and variations of these words or comparable words. Forward-looking statements do not guarantee future performance, and because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, without limitation, those detailed from time to time in our filings with the SEC.

We have based the forward-looking statements relating to our operations on management's current beliefs expectations, estimates, and projections about us and the industry in which we operate, as well as assumptions and information currently available to us. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In particular, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Because forward-looking statements involve future risks and uncertainties, there are several important factors that could cause actual results to differ materially from historical results and percentages and from the results anticipated by these forward-looking statements.

For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include, without limitation:

•	whether or not our products are accepted by the marketplace and the pace of any such acceptance;

•	our ability to continue to grow our tools and enterprise businesses;

•	improvements in the technologies of our competitors;

•	changing economic conditions; and

•	other factors, some of which will be outside of our control.

Our business model is primarily focused on delivering IT support services. We are leveraging the recent advances in software, IT monitoring systems, and communications, to build a new, leading edge, global support infrastructure, providing 24x7 software support to large and medium sized companies. The new application onboarding and monitoring processes that we have developed should allow for cost savings over existing IT service providers. We believe the IT support offerings offered using our software, systems, and processes will provide a quality product to a wide range of business enterprises and provide a maximum return on our investment.

RISK FACTORS

We wish to caution you that there are risks and uncertainties that could cause our actual results to be materially different from those indicated by forward-looking statements that we make from time to time in filings with the SEC, news releases, reports, proxy statements, registration statements, and other written communications, as well as oral forward-looking statements made from time to time by representatives of our Company. These risks and uncertainties include, but are not limited to, those listed in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. These risks and uncertainties and additional risks and uncertainties not presently known to us or that we currently deem immaterial may cause our business, financial condition, operating results and cash flows to be materially adversely affected. Except for the historical information contained herein, the matters discussed in this analysis are forward-looking statements that involve risks and uncertainties, including but not limited to general business conditions, the impact of competition, and other factors which are often beyond the control of the Company. The Company does not undertake any obligation to update forward-looking statements except as required by law. You should refer to and carefully review the information in future documents we file with the SEC.

SUBSEQUENT EVENTS

Resignation of Our Chief Executive Officer

On July 21, 2008, Mr. Peter B. Jacobson resigned his position as our Chief Executive Officer. There were no disagreements on any matter related to our operations, policies, or practices. Mr. Jacobson continues to serve as a member of our board of directors.

Appointment of a New Chief Executive Officer

Effective as of July 21, 2008, our board of directors appointed Ralph B. Muse, 63, to serve as our interim Chief Executive Officer. In connection with this appointment and on July 14, 2008, Mr. Muse entered into a Consulting Agreement (the “Consulting Agreement”) by and between our Company and Muse Consulting covering the terms of Mr. Muse’s consulting arrangement. Mr. Muse will perform his services to the Registrant as an independent contractor and will not be an employee of the Registrant. Mr. Muse’s career has included building and operating multiple successful businesses on an international scale. These businesses have included executive positions with General Electric, Asea Brown Boveri AG, Cabletron Systems and Booz Allen Hamilton. As President and Chief Executive Officer of his consulting company, Muse Consulting, Mr. Muse’s career has included numerous consulting assignments. From June 2007 to the present, Mr. Muse has consulted for Melmedtronics, Inc., McDonald Technology, Inc. and a mid-sized supply chain management company. From September 2007 to December 2007, Mr. Muse consulted as the interim Chief Executive Officer of Safeguard Securities Holdings, Inc. From June 2005 to June 2007, Mr. Muse served as Senior Vice President and General Manager of the Land Imaging Systems Division of Ion Geophysical Inc. From March 2001 to June 2005, Mr. Muse provided consulting services to numerous companies, including the Land and Marina Imaging Systems Division of Input Output, Inc.; several Silicon Valley and Dallas-based start-up companies; COMDEV International Ltd.; LightPointe, Inc.; Renaissance Capital Group; two wireless equipment startup companies; The Planet, Inc.; and SYSTEMS group, Inc. From September 1999 to March 2001, Mr. Muse served as President and Chief Executive Officer of NextNet Wireless, Inc. Mr. Muse received his Masters of Science in Operations Management from the University of Arkansas in Fayetteville, Arkansas in 1977 and his Bachelors of Science in Electrical Engineering from Christian Brothers University in Memphis, Tennessee in 1968.

The Consulting Agreement sets forth the terms and provisions of Mr. Muse’s independent contractor relationship with our Company. Pursuant to the Consulting Agreement, the term of Mr. Muse’s consulting as interim Chief Executive Officer will continue until a permanent Chief Executive Officer is hired. Mr. Muse will receive an immediate fee of $5,000 per week with a deferred fee of an additional $3,000 per week, which payment shall be deferred until after the interim assignment has been completed.  Our Company will also issue warrants to purchase up to 2,000,000 shares of our common stock at an exercise price of $0.30 per share. Of the 2,000,000 warrants, 750,000 shall vest upon the successful raising of additional equity or debt in an mount no less than $5,000,000; 500,000 shall vest upon the our Company achieving a revenue run rate of at least $4,000,000 per year; 500,000 shall vest once our Company first reports earnings before interest, taxes, depreciation and amortization of at least $0.05 per issued and outstanding shares of common stock for the preceding quarter; and the remaining 250,000 shall vest upon our Company hiring a permanent Chief Executive Officer to replace Mr. Muse. In the event the above-discussed milestones are not achieved within six months of the end of Mr. Muse’s service as our interim Chief Executive Officer, the warrants shall expire. Our Company will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefits. However, our Company will reimburse Mr. Muse’s reasonable and documented “out-of-pocket” expenses.

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We experienced a net operating loss (EBIT) of $1,897,128 for the six months ended June 30, 2008 and $962,581 for the quarter ended June 30, 2008, compared to a net operating loss of $1,443,977 for the six months ended June 30, 2007 and $785,485 for the quarter ended June 30, 2007.

Set out in the following sections is an analysis of our results for the quarter.

Revenues

Total revenues for the six months ended June 30, 2008 were $396,883 and for quarter ended June 30, 2008 were $257,073, compared to $281,716 for the six months ended June 30, 2007 and $175,903 for the three months ended June 30, 2007. The revenue of $396,883 can be split into two categories: a) onboarding and support sales (including recovery of expenses and third party costs) of $343,181 and b) revenue from consulting services and placing consultants with third parties of $53,702, compared with $138,163 and $143,553, respectively, for the first six months to June 30, 2007. This shows an increase in revenue from our mainstream IT support business and a decrease in our consulting and placement business now that we are getting further into our IT support mainstream business.

We are now regularly billing monthly support revenue to four customers. We have refocused our marketing toward small to medium sized businesses for which we can provide 24x7 support at a substantial cost saving compared with these businesses maintaining their own in-house support. The savings arise because we have support teams in two locations on opposite sides of the world that just specialize on IT support and can service and support more than one customer at the same time, compared to the resources needed by individual small to medium sized companies. As we carry out our support remotely from our servers and systems, this does not preclude these small to medium sized businesses from maintaining their own IT department that focuses on the development of new applications.

We anticipate that revenue from our new IT support services will increase during the 2008 year as new customers are recruited and onboarded.

Cost of Sales and Gross Margin

Our cost of sales for the six months ended June 30, 2008 was $479,035 and for the three months ended June 30, 2008 was $261,977, compared to $193,691 for the first six months to June 30, 2007 and $109,980 for the three months ended June 30, 2007. During the quarter ended June 30, 2008 the direct salary costs of our mainstream IT support staff was reclassified into cost of sales, which was not the case in 2007 when these costs were included under operating expenses with the IT software development and support line as the business was still in its testing phase at this time in 2007. Cost of sales includes the salary costs related to the consulting work performed and the BLive support services provided, as well as the salaries and engagement fees for the consultants provided to third parties and the share of income for our joint venture partner as was the case in 2007. The gross margin has improved in the quarter ended June 30, 2008 due to the better utilization of our staff generating additional revenue for the same basis static cost.

Operating Expenses

Our operating expenses are broken down into four categories: i) IT software support and development; ii) sales and marketing; iii) depreciation and amortization; and iv) general and administrative.

During 2006 and 2007, we developed our new software tools for onboarding and monitoring of our customer’s software applications. Part of these costs have been capitalized in accordance with Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” (“SFAS 86”) and the balance has been treated as an operating expense. This was the case in 2007, but has not been the case since September 30, 2007 when we deemed that our software and systems had reached the commercial operating stage and since October 1, 2007 all costs associated with software development and support have been expensed.

In the six months ended June 30, 2008, our IT software support and development expenses were $455,202, compared to $642,336 for the six months ended June 30, 2007. The decrease is the due to the reciprocal of the increased cost of sales discussed above. This category now includes only support staff and overheads.

Sales and marketing expenses for the six months ended June 30, 2008 were $256,275, compared to $131,931 for the six months ended June 30, 2007. This reflects additional direct marketing costs and salaries expended in the first six months on 2008. Sales and marketing expense consists primarily of compensation and benefits for our sales and marketing team, plus direct marketing costs and advertising expenses which are primarily the costs incurred in the design, development, and printing of our literature and marketing materials. We expense all advertising expenditures as incurred.

Depreciation and amortization expense increased substantially in the six months ended June 30, 2008 to $426,487, compared to $134,478 in the six months ended June 30, 2007. The reason for the increase is that we are now fully amortizing IT technology purchased with the acquisition of Atlas Technology Holdings Ltd in January 2006, as well as the IT technology and customer lists that we purchased as part of BLive in January 2007. These intangibles are being amortized over three years and the level of depreciation and amortization will remain at the current level for the remainder of 2008.

General and administrative expenses consist primarily of head office compensation and benefits plus fees for professional services such as legal and audit. General and administrative expenses were $677,012 for the six months ended June 30, 2008, compared to $577,856 for the six months ended June 30, 2007. General and administrative expenses were $363,777 for the three months ended June 30, 2008, compared to $266,877 for the three months ended June 30, 2007. The increase was due to additional legal expenses and investor relations costs incurred in 2008 compared to the same period in 2007.

Loss from Operations

The loss from operations for the six months ended June 30, 2008 was $1,897,128, compared to a loss of $1,398,576 for the six months ended June 30, 2007. The loss from operations for the three months ended June 30, 2008 was $962,581, compared to a loss of $785,485 for the three months ended June 30, 2007. The increased loss was primarily due to additional sales and marketing expense, depreciation and amortization, and general and administrative expenses, offset by a reduction in support overheads due to the transfer to cost of sales as detailed above. As revenue increases the loss from operations will reduce as we have sufficient staff to take on additional customers and sufficient office space in all three locations to accommodate our immediate needs and to accommodate additional staff we need to hire. In addition, general and administrative costs are expected to remain at the same levels as we build up revenue over the coming twelve months.

Interest Income, Expense and other financing charges

Interest income for the six months ended June 30, 2008 was $560, compared with $2,066 for the six months ended June 30, 2007.

Interest expense was $101,448 for the six months ended June 30, 2008, compared to $30,862 for the six months ended June 30, 2007. The increase is due to the accrual of interest on the WCOF term loan which was borrowed back in mid-2007. The quarterly cost will remain at this level with the loan being repayable on December 31, 2008.

Following the issuance to WCOF of 3,500,000 shares of Common Stock in the form of “yield enhancement shares” as part of the WCOF amended securities transaction detailed elsewhere in this report, $2,975,000 of non-cash prepaid financing charges were recorded as a discount to debt and as additional paid-in capital. This amount will be amortized over the twelve months to interest expense in amount of $743,750 in each quarter until December 31, 2008. In addition, the broker for the transaction was paid $200,000 of commissions, and together with the amortization, these make up the $1,687,500 of other financing charges and amortization expense. In the quarter ended June 30, 2007, there were similar charges as a result of the original issue of warrants to WCOF on June 15, 2007.

The offering of these unregistered securities to WCOF were exempt from registration pursuant to Rule 506 promulgated under the Securities Act. WCOF represented to us in writing that it was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The proceeds from the sale of unregistered securities are being used for general working capital purposes and to repay $1,500,000 of the WCOF debt.

Provision for Income Taxes

Income taxes for the six months ended June 30, 2008 were $56 (which consists of income taxes and withholding taxes deducted from interest income). The comparative figure for the six months ended June 30, 2007 was $31.

Net Income (Loss)

In summary and as discussed above, we experienced a net operating loss (EBIT) of $1,897,128 for the six months ended June 30, 2008, compared to a net operating loss of $1,398,576 for the six months ended June 30, 2007. When our net operating loss is added to our net interest and other financing charges of $1,788,388, taxes of $56 and foreign exchange translation gain of $243,878, our comprehensive loss for the six months ended June 30, 2008 is $3,441,694, compared to a comprehensive loss of $2,988,652 for the six months ended June 30, 2007.

We experienced a net operating loss (EBIT) of $962,581 for the three months ended June 30, 2008, compared to a net operating loss of $785,485 for the three months ended June 30, 2007. When our net operating loss is added to our net interest and other financing charges of $814,596, taxes of $31 and foreign exchange translation gain of $262,892, our comprehensive loss for the three months ended June 30, 2008 is $1,514,316, compared to a comprehensive loss of $2,205,846 for the three months ended June 30, 2007.

We do not expect to be profitable during 2008, but we expect our level of operating losses to reduce as we gain new application support customers, and reduce staff and cost while increasing our revenues throughout the year.

Liquidity and Capital Resources

On June 30, 2008, we had total cash resources of $86,272, compared to $25,724 on December 31, 2007.

With the signing of the WCOF Amendment Agreement on December 31, 2007, this enabled the previously restricted escrowed WCOF funds of $4,011,107 to be released. These funds have been used to repay WCOF $1,500,000, pay $180,000 of commissions due on this fundraising, to repay $889,915 of overdrafts, creditors, accruals, and short-term debt raised from shareholders.

Related Party Transactions

During the six months ended June 30, 2008 we have repaid $106,758 of loans from related parties, being a stockholder who is a director. There are no other currently proposed transactions, or series of the same, to which we are a party, in which the amount involved exceeds $60,000 (other salaries paid to executive officers at the same rates as disclosed in the 10-KSB filed for the year ended December 31, 2007) and in which, to our knowledge, any director, executive officer, nominee, 5% stockholder or any member of the immediate family of any of the foregoing persons have or will have a direct or indirect material interest.

Recently Issued Financial Accounting Pronouncements

In February 2008, FASB issued FASB Staff Position ("FSP") No. 157-2 "Effective Date of Statement No. 157" ("FSP No. 157-2").  FSP No. 157-2 delays the effective date of SFAS No. 157 ("SFAS No. 157") "Fair Value Measurements," for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008.  The Company is currently assessing the impact of FSP No. 157-2 on the Company's financial condition and results of operations for the year ending December 31, 2008.

In March 2008, FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133."  SFAS No. 161 requires enhanced disclosures about an entity's derivative and hedging activities.  These enhanced disclosures will discuss: (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and its related interpretations and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  The Company has not confirmed the impact, if any, that implementation of SFAS No. 161 will have on the Company's financial condition and results of operations for the fiscal year ending December 31, 2008.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Item 3. Controls and Procedures

Our Chief Executive Officer and Chief Financial Officer have concluded, based on their evaluation required by Rule 13a-15(b) promulgated under the Exchange Act, that as of June 30, 2008 our disclosure controls and procedures (as defined in Rule 13a-15(e) promulgated under the Exchange Act) are effective in alerting them on a timely basis to material information relating to us (including our consolidated subsidiaries) required to be included in our periodic filings under the Exchange Act, and include controls and procedures designed to ensure that information required to be disclosed by us in such periodic filings is accumulated and communicated to our management, including our Chief Executive Officer, as appropriate to allow timely decisions regarding required disclosure. Since June 30, 2008, there have not been any significant changes in our disclosure controls and procedures or in other factors that could significantly affect such controls.

There were no significant changes in our internal control over financial reporting identified in connection with the evaluation required by Rule 13a-15(d) promulgated under the Exchange Act that occurred during the fiscal quarter ended June 30, 2008 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 3A(T). Controls and Procedures

Our Company's Chief Executive Officer and Chief Financial Officer have determined that there were no material changes in our Company's internal control over financial reporting (as defined in Rule 13a-15(f) and Rule 15d-15(f) of the Exchange Act) identified in connection with the evaluation required by Rule 13a-15(d) and Rule 15d-15(d) of the Exchange Act that occurred during the fiscal quarter ended June 30, 2008 that materially affected, or are reasonably likely to materially affect, our Company’s internal control over financial reporting.

PART II — OTHER INFORMATION

Item 1. Legal Proceedings

None.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

During the quarter ended June 30, 2008, the Company issued 38,571 shares of fully paid Common Stock for a total consideration of $30,000.

Item 3. Defaults upon Senior Securities.

Interest of $99,643 that was due to WCOF on June 30, 2008 has not been paid. No demand for payment has been received from WCOF.

Item 4. Submission of Matters to a Vote of Security Holders.

None.

Item 5. Other Information.

None.

Item 6. Exhibits.

 (a) The following exhibits are included in this report or incorporated by reference into this report:

Exhibit Number	Description of Exhibits

3.1
Certificate of Incorporation of Tribeworks, Inc., a Delaware Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-SB/A filed July 10, 2000 and Exhibit A to the Registrant’s Proxy Statement on Schedule 14A filed April 14, 2004)*

3.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed July 31, 2007)*

3.3	Bylaws of Tribeworks, Inc., a Delaware Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-SB/A filed July 10, 2000)*

10.1
Promissory Note, dated June 15, 2007, between Atlas Technology Group (US ), Inc. and West Coast Opportunity Fund, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed June 19, 2007)*

10.2
Pledge and Security Agreement, dated June 15, 2007, between Tribeworks, Inc., all of its subsidiaries and West Coast Opportunity Fund, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed June 19, 2007)*

10.3
Guaranty, dated June 15, 2007, between Tribeworks, Inc. and all of its subsidiaries other than Atlas Technology Group (US), Inc. and West Coast Opportunity Fund, LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed June 19, 2007)*

10.4
Escrow Agreement, dated June 15, 2007, by and among Tribeworks, Inc., Atlas Technology Group (US), Inc. and West Coast Opportunity Fund, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed June 19, 2007)*

10.5
Registration Rights Agreement, dated June 15, 2007, between Tribeworks, Inc. and West Coast Opportunity Fund, LLC (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed June 19, 2007)*

10.6	Form of Warrant issued by Tribeworks, Inc., to West Coast Opportunity Fund, LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed June 19, 2007)*

10.7
Form of Lock-up Agreement, dated June 15, 2007, between West Coast Opportunity Fund, LLC and certain stockholders of Tribeworks, Inc. (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed June 19, 2007)*

10.8
Promissory Note, dated July 11, 2007, between Atlas Technology Group (US), Inc. and West Coast Opportunity Fund (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed July 13, 2007)*

10.9
Consulting Agreement by and between Atlas Technology Group, Inc. and Muse Consulting, dated as of July 14, 2008 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed July 21, 2008)*

31.1	Certification of Chief Executive Officer Pursuant to Rule 13a-14(a) and 15d-14(a)

31.2	Certification of Chief Financial Officer Pursuant to Rule 13a-14(a) and 15(d)-14(a)

32.1	Certification of Chief Executive Officer Pursuant to Section 1350 of Title 18 of the United States Code

32.2	Certification of Chief Financial Officer Pursuant to Section 1350 of Title 18 of the United States Code

* Previously filed.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS TECHNLOGY GROUP, INC., a Delaware corporation

Date: August 19, 2008	By:	/s/ Ralph B Muse
Ralph B. Muse Chief Executive Officer

Date: August 19, 2008	By:	/s/ B. S. P. Marra
B. S. P. Marra Chief Financial Officer

Index to Exhibits

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS

3.1
Certificate of Incorporation of Tribeworks, Inc., a Delaware Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-SB/A filed July 10, 2000 and Exhibit A to the Registrant’s Proxy Statement on Schedule 14A filed April 14, 2004)*

3.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed July 31, 2007)*

3.3	Bylaws of Tribeworks, Inc., a Delaware Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-SB/A filed July 10, 2000)*

10.1
Promissory Note, dated June 15, 2007, between Atlas Technology Group (US ), Inc. and West Coast Opportunity Fund, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed June 19, 2007)*

10.2
Pledge and Security Agreement, dated June 15, 2007, between Tribeworks, Inc., all of its subsidiaries and West Coast Opportunity Fund, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed June 19, 2007)*

10.3
Guaranty, dated June 15, 2007, between Tribeworks, Inc. and all of its subsidiaries other than Atlas Technology Group (US), Inc. and West Coast Opportunity Fund, LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed June 19, 2007)*

10.4
Escrow Agreement, dated June 15, 2007, by and among Tribeworks, Inc., Atlas Technology Group (US), Inc. and West Coast Opportunity Fund, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed June 19, 2007)*

10.5
Registration Rights Agreement, dated June 15, 2007, between Tribeworks, Inc. and West Coast Opportunity Fund, LLC (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed June 19, 2007)*

10.6	Form of Warrant issued by Tribeworks, Inc., to West Coast Opportunity Fund, LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed June 19, 2007)*

10.7
Form of Lock-up Agreement, dated June 15, 2007, between West Coast Opportunity Fund, LLC and certain stockholders of Tribeworks, Inc. (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed June 19, 2007)*

10.8
Promissory Note, dated July 11, 2007, between Atlas Technology Group (US), Inc. and West Coast Opportunity Fund (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed July 13, 2007)*

10.9
Consulting Agreement by and between Atlas Technology Group, Inc. and Muse Consulting, dated as of July 14, 2008 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed July 21, 2008)*

31.1	Certification of Chief Executive Officer Pursuant to Rule 13a-14(a) and 15d-14(a)

31.2	Certification of Chief Financial Officer Pursuant to Rule 13a-14(a) and 15(d)-14(a)

32.1	Certification of Chief Executive Officer Pursuant to Section 1350 of Title 18 of the United States Code

32.2	Certification of Chief Financial Officer Pursuant to Section 1350 of Title 18 of the United States Code

* Previously filed.

Exhibit 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a) PROMULGATED UNDER
THE SECURITIES EXCHANGE ACT OF 1934

I, Ralph B. Muse, Chief Executive Officer of Atlas Technology Group, Inc., certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Atlas Technology Group, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
 Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)
 Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 19, 2008
/s/ Ralph B. Muse
Ralph B. Muse
Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION PURSUANT TO RULE 13a-14(a) PROMULGATED UNDER
THE SECURITIES EXCHANGE ACT OF 1934

I, B. S. P. Marra, Chief Financial Officer of Atlas Technology Group, Inc., certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Atlas Technology Group, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
 Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)
 Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 19, 2008
/s/ B. S. P. Marra
B. S. P. Marra
Chief Financial Officer (Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. 1350
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Atlas Technology Group, Inc. (the “Registrant”) for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “report”), I, Ralph B. Muse, Chief Executive Officer of the Registrant, certify to my knowledge and in my capacity as an officer of the Registrant, pursuant to 18 U.S.C. 1350, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of the dates and for the periods expressed in the report.

Date: August 19, 2008
/s/ Ralph B. Muse
Ralph B. Muse
Chief Executive Officer (Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. 1350
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Atlas Technology Group, Inc. (the “Registrant”) for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “report”), I, B. S. P. Marra, Chief Financial Officer of the Registrant, certify to my knowledge and in my capacity as an officer of the Registrant, pursuant to 18 U.S.C. 1350, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of the dates and for the periods expressed in the report.

Date: August 19, 2008
/s/ B. S. P. Marra
B. S. P. Marra
Chief Financial Officer (Principal Financial Officer)